                                                                      EXHIBIT 12

Nortek, Inc.
Calculation of Earnings to Fixed Charges
(Amounts in Millions)

                                                                                                   Six Months Ended
                                                                                                   ----------------
                                                                                                   June 28,  July 4,
                                                     1993    1994     1995      1996      1997      1997      1998
Earnings (Loss) from Continuing Operations          (11.6)   17.2     15.0      22.0      26.4      12.4      9.8
Provision (Credit) for Income Taxes                   1.0    10.0      9.3      14.0      16.3       6.9      8.2
                                                   ----------------------------------------------------------------
"Earnings"                                          (10.6)   27.4     24.3      36.0      42.7      19.3     18.0
                                                   ================================================================
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                      26.5    26.3     24.9      30.1      50.2      17.6     39.2

      Interest portion of Rental Expense              2.0     2.1      2.1       2.0       2.5       3.2      1.4

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                            --      --       --        --        --        --       --
                                                     ----     ----    ----      ----      ----      ----     ----
      "Fixed Charges"                                28.5     28.3    27.0      32.1      52.7      20.8     40.6
                                                     ====     ====    ====      ====      ====      ====     ====

      Earnings Available for Fixed Charges           17.9     55.7    51.3      68.1      95.4      40.1     58.6

      Ratio of Earnings to Fixed Charges              N/A      1.97    1.90      2.12      1.8       1.9      1.4


                                                     Year Ended December 31, 1997             Six Months Ended July 4, 1998
                                                --------------------------------------    ----------------------------------------
                                                   Pro Forma                                 Pro Forma
                                                Adjusted Nortek              Pro Forma    Adjusted Nortek                Pro Forma
                                                    And Ply        NuTone    Adjusted         And Ply         NuTone     Adjusted
                                                      Gem        Pro Forma    Company           Gem         Pro Forma     Company
Earnings (Loss) from Continuing Operations           20.8          (3.5)       28.0             9.8            7.0         11.5
Provision (Credit) for Income Taxes                  16.2           5.8        25.6             8.2            9.0         12.0
                                                    -----         -----       -----            ----           ----         ----
"Earnings"                                           37.0           2.3        53.6            18.0           16.0         23.5
                                                    =====         =====       =====            ====           ====         ====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                      77.8          97.1        97.1            39.2           48.9         48.9

      Interest portion of Rental Expense              5.0           5.4         5.4             1.4            1.6          1.6

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                            --            --          --              --             --           --
                                                    -----         -----       -----            ----           ----         ----
      "Fixed Charges"                                82.8         102.5       102.5            40.6           50.5         50.5
                                                    =====         =====       =====            ====           ====         ====

      Earnings Available for Fixed Charges          119.8         104.8       156.1            58.6           66.5         74.0

      Ratio of Earnings to Fixed Charges              1.4           1.0         1.5             1.4            1.3          1.5


                                                          Twelve Months Ended July 4, 1998
                                                      ----------------------------------------
                                                         Pro Forma
                                                      Adjusted Nortek                Pro Forma
                                                          And Ply         NuTone     Adjusted
                                                            Gem         Pro Forma     Company
Earnings (Loss) from Continuing Operations                  21.0           1.0          27.6
Provision (Credit) for Income Taxes                         16.1           8.2          25.2
                                                           -----         -----         -----
"Earnings"                                                  37.1           9.2          52.8
                                                           =====         =====         =====
Fixed Charges:
      Interest Expense including amortization of
      Debt Expense and Discount                             77.8          97.2          97.2

      Interest portion of Rental Expense                     3.3           3.6           3.6

      Interest on Indebtedness of a Former Sub.
      Guaranteed by Company                                   --            --            --
                                                           -----         -----         -----
      "Fixed Charges"                                       81.1         100.8         100.8
                                                           =====         =====         =====

      Earnings Available for Fixed Charges                 118.2         110.0         153.6

      Ratio of Earnings to Fixed Charges                     1.5           1.1           1.5